Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Hibbett Sports, Inc. and Subsidiaries (the "Company") for the period ended February 1, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Jeffry O. Rosenthal, President and Chief Executive Officer, and Scott J. Bowman, Senior Vice President and Chief Financial Officer of the Company, certify, to the best of each of our knowledge,  pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 as amended; and

(2)	the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2014	/s/ Jeffry O. Rosenthal
Jeffry O. Rosenthal
President and Chief Executive Officer
(Principal Executive Officer)

Date: March 31, 2014	/s/ Scott J. Bowman
Scott J. Bowman
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

End of Exhibit 32.1